UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

RIDGEWORTH FUNDS
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URGENT ACTION REQUESTED!

Dear Valued RidgeWorth Shareholder:

According to our records, we have not received your vote for the fast approaching RidgeWorth Funds’ Special Shareholder Meeting that is scheduled for May 9, 2017. To date the voted shareholders are voting overwhelmingly in favor of the proposal but we need more participation. Join your fellow shareholders and vote today! The purpose of the meeting is for shareholders to vote on the reorganization of their respective RidgeWorth Fund(s) into the Virtus Asset Trust.

Your vote is important. We urge you to take the time to vote your shares today using one of the below voting options.

•  Call a proxy voting specialist today at 1-855-928-4486. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET. You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

• Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

•  Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package. If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time for the Special Shareholder Meeting on May 9th.

This proxy is important as it ensures the continued, successful management and operation of your RidgeWorth Fund(s). Additionally, there are no material changes to fund expenses, the management of the funds, or the portfolio managers, except for the Allocation Strategies. The Virtus Allocation Strategy funds will have different portfolio managers, and the RidgeWorth Moderate Allocation Strategy will be reorganized into the Virtus Growth Allocation Strategy Fund.

The Board recommends that you vote FOR the proposed reorganization of your respective RidgeWorth
Fund(s).

We appreciate you taking immediate action to vote your shares today. Thank you in advance for your help.

Sincerely,

Julia Short

President and CEO, RidgeWorth Funds

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

RW NOBO 3

URGENT ACTION REQUESTED!

Dear Valued RidgeWorth Shareholder:

According to our records, we have not received your vote for the fast approaching RidgeWorth Funds’ Special Shareholder Meeting that is scheduled for May 9, 2017. To date the voted shareholders are voting overwhelmingly in favor of the proposal but we need more participation. Join your fellow shareholders and vote today! The purpose of the meeting is for shareholders to vote on the reorganization of their respective RidgeWorth Fund(s) into the Virtus Asset Trust.

Your vote is important. We urge you to take the time to vote your shares today using one of the below voting options.

• Call 1-800-454-8683, the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

• Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

•  Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package. If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time for the Special Shareholder Meeting on May 9th.

This proxy is important as it ensures the continued, successful management and operation of your RidgeWorth Fund(s). Additionally, there are no material changes to fund expenses, the management of the funds, or the portfolio managers, except for the Allocation Strategies. The Virtus Allocation Strategy funds will have different portfolio managers, and the RidgeWorth Moderate Allocation Strategy will be reorganized into the Virtus Growth Allocation Strategy Fund.

The Board recommends that you vote FOR the proposed reorganization of your respective RidgeWorth
Fund(s).

We appreciate you taking immediate action to vote your shares today. Thank you in advance for your help.

Sincerely,

Julia Short,

President and CEO, RidgeWorth Funds

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

RW OBO 3